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                                                                   Exhibit 10(c)

                                      TXU

                       SECOND SUPPLEMENTAL RETIREMENT PLAN

         (As amended and restated effective as of August 17, 2001)

                                   ARTICLE ONE

                              Purposes of the Plan
                              --------------------

     1.1 The TXU Second Supplemental Retirement Plan ("Plan") is a restatement and amendment of the TXU Supplemental Retirement Plan (the "First Plan") which was initially established, effective January 1, 1983, was amended and restated effective as of January 1, 1995, August 11, 1998, May 12, 2000, and is hereby restated effective August 17, 2001. The principal purpose of the Plan is to provide benefits, not otherwise provided by the First Plan, for Participants in excess of the limitations on contributions and benefits imposed by relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), on qualified defined benefit plans.

     1.2 The Plan is established for the benefit of Participants as an unfunded compensation arrangement; provided, however, Supplemental Retirement Benefits for Eligible Participants shall be provided, in whole or in part, under the Trust Agreement for Participants who are eligible to receive Supplemental Retirement Benefits under the Trust Agreement, and shall be provided under the Second Trust Agreement for all other Participants and for Eligible Participants, to the extent such Supplemental Retirement Benefits are not payable under the Trust Agreement. Any Supplemental Retirement Benefit not paid under the Trust Agreement or the Second Trust Agreement shall be paid by the Employer-corporations under the provisions of the Plan.

     1.3 The Plan does not give Participants any rights not expressly granted them in the Plan.

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                                   ARTICLE TWO

                                   Definitions
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     The following definitions apply to the Plan unless the context clearly indicates otherwise:

     2.1 "Adjusted Retirement Benefit" shall mean the Retirement Income Allowance which would have been payable under the provisions of Section 7 of the Retirement Plan without regard to Section 8 of the Retirement Plan and without excluding from Earnings: (i) amounts awarded under the TXU Annual Incentive Plan or deferred under nonqualified executive compensation plans and arrangements adopted from time to time by Employer-corporations; and (ii) amounts in excess of the dollar maximum imposed on Earnings, as defined in the Retirement Plan. Adjusted Retirement Benefit shall also mean and include special retirement compensation not payable under the Retirement Plan to which an Employer-corporation is contractually committed to pay to a Participant pursuant to an individually negotiated agreement between the Employer-corporation and the Participant. For purposes of this Plan, such special retirement compensation shall be referred to as "Special Contractual Retirement Compensation."

     2.2 "Board of Directors" shall mean the Board of Directors of TXU Corp.

     2.3 "Change of Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial

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owner (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"); or (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; or (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or
(v) the Company is a party to a merger, consolidation, reorganization or other business combination transaction pursuant to which the Company is not the surviving ultimate parent entity; or (vi) the Company is a party to a merger, consolidation, reorganization or other business combination transaction which requires the approval of the shareholders of the Company and which results in an increase of 20% or more in the number

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of Voting Securities outstanding. For purposes of this definition, the term
"Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

     2.4 "Committee" shall mean the Retirement Committee for the TXU Retirement Plan.

     2.5  "Company" shall mean TXU Corp., its successors and assigns.

     2.6 "Eligible Participant" shall mean a Participant eligible to receive benefits under the Trust Agreement, as set forth in the Trust Agreement.

     2.7 "Employer-corporation" shall mean the Company or any company, more than 50% of the voting stock of which is owned directly or indirectly by the Company, which has been approved for participation in, and which has adopted, the Plan. "Employer-corporations" shall be used to refer to such companies jointly or severally.

     2.8 "Independent Committee" shall mean the Independent Committee provided for in the Second Trust Agreement.

     2.9 "Participant" shall mean each person who is entitled to receive a benefit on or after January 1, 1983, under the Retirement Plan and whose Retirement Benefit is less than his Adjusted Retirement Benefit, but excluding any Participant who is eligible to receive benefits under the Retirement Income Restoration Plan of ENSERCH Corporation and Participating Subsidiary Companies.

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     2.10 "Plan" shall mean this TXU Second Supplemental Retirement Plan, as amended from time to time.

     2.11 "Plan Administrator" shall mean the person or persons appointed by the Committee or, following a Change of Control, the Independent Committee, to assist in carrying out the day-to-day operation and administration of the Plan, the Trust Agreement and/or the Second Trust Agreement. In the event no Plan Administrator is appointed, then the Committee or, following a Change of Control, the Independent Committee shall be the Plan Administrator.

     2.12 "Plan Year" shall be the calendar year.

     2.13 "Retirement Benefit" shall be the Retirement Income Allowance payable to a Participant under the Retirement Plan.

     2.14 "Retirement Plan" shall be the TXU Retirement Plan, as amended from time to time.

     2.15 "Second Trust Agreement" shall mean the trust agreement dated as of August 11, 1998 which establishes a rabbi trust to provide benefits under the Plan for Participants to the extent benefits are not covered under the Trust Agreement.

     2.17 "Supplemental Retirement Benefit" or "Benefit" shall be the benefit equal in amount to: (a) the difference between the Participant's Adjusted Retirement Benefit and the Participant's Retirement Benefit; and (b) any Special Contractual Retirement Compensation applicable to the Participant, if any. Except as an Employer-corporation may have otherwise agreed in connection with any Special Contractual Retirement Compensation, the Supplemental Retirement Benefit shall be payable at the same time, in the same manner or form, and subject to the same payment terms applicable to the payment of the Retirement Benefit. The Supplemental Retirement Benefit shall be

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determined by the actuary for the Retirement Plan using assumptions consistent with those used in determining the Participant's Retirement Benefit.

     2.18 "Trust Agreement" shall mean that certain trust agreement dated as of May 3, 1993, which establishes a secular trust to provide benefits under the Plan for certain Participants.

     2.19 "Trustee" shall mean the entity appointed by the Plan Administrator to serve as trustee of the Trust.

                                 ARTICLE THREE

                              Allocation of Costs
                              -------------------

     3.1 The cost of providing the benefits payable under the Plan shall be allocated to the Employer-corporation which is the employer of the Participant.

     3.2 If a Participant has service with more than one of the Employer-corporations which is relevant to benefits provided thereunder, the costs of providing that portion of such benefits payable to such Participant shall be borne on the basis of the accrued Supplemental Retirement Benefit as of date of transfer of the employee from such Employer-corporation or shall be borne by the Employer-corporation in the proportion which the salary paid by the Employer-corporation bears to the aggregate salaries paid by all joint employers during such joint employment.

     3.3 The Company, as agent for the Employer-corporations, will pay all Benefits provided hereunder and administer all transactions relating to the Plan, except Benefits payable under the Trust Agreement and the Second Trust Agreement shall be paid by the respective Trustee of each such trust in accordance with the terms of the Trust Agreement or the Second Trust Agreement, as the case may be.

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                                  ARTICLE FOUR

                                    Benefits
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     4.1  A Participant shall be entitled to receive a Supplemental Retirement
Benefit, pursuant to the provisions of the Plan and/or the First Plan; provided, however, Benefits payable to Eligible Participants under the Trust Agreement or the Second Trust Agreement shall be subject to additional provisions set forth in the Trust Agreement and/or the Second Trust Agreement, as applicable, which provisions shall be controlling. To the extent that Benefits are paid out of a trust established related to the Plan or First Plan, separate accounts shall be maintained for each covered Participant.

     4.2 Any Benefit payable under the Plan shall constitute a general unsecured obligation of the Company, and shall be subject to the claims of the Company's creditors.

                                  ARTICLE FIVE

                                  Miscellaneous
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     5.1  The Board of Directors shall be vested with full power and authority to amend the Plan or to terminate the Plan at any time; provided that no act of amendment or termination shall reduce any Benefit accrued to the date such act is adopted. Furthermore, if the Plan is terminated, amended, or frozen or any other action is taken to limit future Benefit accruals under the Plan, or in the event of a Change of Control, each of the Employer-corporations shall be obligated to take all action as may be provided for under the Trust Agreement, the Second Trust Agreement or any other agreement affecting, in any way, the funding and/or securitization and the current or future payment of Benefits.

     5.2 The Committee shall have the same powers, duties and responsibilities with respect to the administration of the Plan as provided in Section 12 of the Retirement Plan. Furthermore, the

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Committee may appoint a person or persons as Plan Administrator to assist in carrying out the day-to-day operation of the Plan, the Trust Agreement and/or the Second Trust Agreement. The powers, duties and responsibilities of the Committee shall include specifically, but not by way of limitation, the authority to carry out the policy of the Company that applicable remuneration for a taxable year beginning after December 31, 1993, with respect to an Eligible Participant, shall not exceed the level of deductibility provided for in Section 162(m) of the Internal Revenue Code or any successor provision. Notwithstanding any other provision of this Plan, in the event of a Change of Control, the Independent Committee shall have the powers, duties and responsibilities provided for in the Second Trust Agreement.

     5.3 Any Employer-corporation, as defined herein, may participate under this Plan upon approval of the Board of Directors and approval of the board of directors of such Employer-corporation. Any Employer-corporation may, by action of its board of directors, withdraw from participation in the Plan upon thirty days prior notice to the Company.

     5.4  The Plan shall be construed under the laws of Texas.

     Executed effective as of the 17th day of August, 2001.

                                      TXU CORP.


                                      By: /s/ Peter B. Tinkham
                                         ---------------------------------------
                                              Peter B. Tinkham,
                                              Secretary and Assistant Treasurer

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